UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2006
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 23, 2006, the Board of Directors of Motorola, Inc. (the “Company”) approved an amendment to Article II, Section 2 and Article III, Section 4 of the Company’s Bylaws to adopt a majority vote standard. The new majority vote standard provides that to be elected, in a non-contested election, a director nominee must receive a majority of the votes cast such that the number of votes “for” the nominee exceeds the number of votes “against” the nominee. A plurality vote standard will be retained for the election of directors only in the event of a contested election.
Further, if an incumbent director nominee is not elected in a non-contested election, such director shall promptly tender his or her resignation to the Board for consideration following certification of the stockholder vote.
The Amended and Restated Bylaws are effective February 23, 2006 and are attached as Exhibit 3.1 to this Report.
Item 8.01 Other Events
In addition to the amendment of the Company’s Bylaws, the Board also approved an amendment to the Board Governance Guidelines that requires any incumbent director who is not elected to the Board in a non-constested election (because the number of votes “for” the nominee does not exceeds the number of votes “against” the nominee) to promptly tender his or her resignation to the Chairman of the Board.
The text of the Board Governance Guidelines amendment states:
     “If, in a non-contested election of directors at a meeting of shareholders held in accordance with the Corporation’s bylaws, the number of shares voted “For” an incumbent Director does not exceed the number of votes cast “Against” that incumbent Director (an “Against Vote”), that incumbent Director shall promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.
     The Governance and Nominating Committee will promptly consider the resignation submitted by an incumbent Director receiving an Against Vote and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the resignation, the Governance and Nominating Committee will consider all factors deemed relevant, including without limitation, the underlying reasons for the Against Vote, the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, compliance with listing standards, and these Board Governance Guidelines. The Director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

     The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote, which action may include, without limitation, acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the Against Vote, or rejection of the tendered resignation. Following the Board’s decision on the Governance and Nominating Committee’s recommendation, the Corporation will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the Securities and Exchange Commission.”
Motorola’s press release announcing the amendments to the Bylaws and Board Governance Guidelines is attached as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits are filed as part of this Report:

Exhibit Number	Description

3.1	Motorola, Inc. Amended and Restated Bylaws, as of February 23, 2006.

99.1	Press Release by Motorola, Inc. dated February 28, 2006, annoucing the adoption of a majority vote standard for the election of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: March 1, 2006	By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary